UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-K/A

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



                 Date of Report: March 27, 1998
       (Date of earliest event reported): January 14, 1998



                     ACX TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



   Colorado                  0-20704                 84-1208699
(State or other     (Commission File Number)    (I.R.S. Employer
 jurisdiction of                                 Identification No.)
 incorporation)


16000 Table Mountain Parkway, Golden, Colorado         80403
   (Address of principal executive offices)         (Zip Code)


                         (303) 271-7000
      (Registrant's telephone number, including area code)




Item 7.  Financial Statements and Exhibits

     Set forth below is the information required by Items 7(a), Financial Statements of Acquired Businesses, and 7(b), Pro Forma
Financial Statements, of Form 8-K with respect to the acquisition of Britton Group plc by ACX Technologies, Inc. (ACX), as disclosed on ACX's Form 8-K filed with the Securities and Exchange Commission on January 29, 1998.


Financial Statements of Acquired Business and Pro Forma Financial
                           Statements


Pro Forma Financial Statements

     Unaudited Pro Forma Statement of Income for the Year
       Ended December 31, 1997

     Unaudited Pro Forma Balance Sheet as of December 31, 1997

     Unaudited Notes to Pro Forma Financial Statements



Britton Group plc Unaudited Financial Statements

      Consolidated Profit and Loss Accounts for the Six Months
        Ended June 30, 1997 and 1996

      Consolidated Balance Sheet as at June 30, 1997

      Consolidated Cash Flow Statements for the Six Months Ended
        June 30, 1997 and 1996

      Notes to the Accounts



Britton Group plc Audited Financial Statements

      Independent Auditor's Report

      Consolidated Profit and Loss Accounts for the Years Ended
        December 31, 1996, 1995 and 1994

      Consolidated Balance Sheets as at December 31, 1996 and 1995

      Consolidated Cash Flow Statements for the Years Ended
        December 31, 1996, 1995 and 1994

      Accounting Policies

      Notes to the Accounts



PRO FORMA FINANCIAL STATEMENTS
------------------------------


  ACX Technologies, Inc. Unaudited Pro Forma Balance Sheet as of
December 31, 1997 and Unaudited Pro Forma Statement of Income for
                the Year Ended December 31, 1997


The following unaudited pro forma balance sheet as of December 31, 1997 and unaudited pro forma statement of income for the year ended December 31, 1997 (collectively, the unaudited pro forma financial statements) give effect to the acquisition by ACX Technologies, Inc. (ACX) of the common and preferred shares of Britton Group plc (Britton) as if the acquisition had occurred on December 31, 1997 for purposes of the balance sheet and on January 1, 1997 for purposes of the statement of income. The transaction was accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16.

On January 14, 1998, ACX completed the previously announced cash offer of pounds sterling 1.40 per common share and pounds sterling 1.00 per convertible share, or approximately $335 million, to purchase the entire issued share capital of Britton. With the assumption of debt and transaction costs, the total estimated purchase price is approximately $420 million. The offer was funded with $40 million cash on hand (net of cash acquired), assumed debt of $93 million, and short-term borrowings against a new $417 million credit facility from Morgan Guaranty Trust Company of New York.

The historical financial data included in the unaudited pro forma financial statements is as of the periods presented. In accordance with the rules regarding the preparation of pro forma financial statements, the historical balance sheet and statement of income of Britton do not include the accounts or operations of the plastics division of Britton. The plastics division of Britton will be accounted for as a discontinued operation based on the decision of ACX's management to sell this business. Consequently, the historical financial data of Britton as of and for the year ended December 31, 1997 was derived from unaudited financial statements of the continuing operations of Britton, which consists of a folding carton manufacturing operation with six locations in the United States. The audited historical consolidated financial statements of Britton (including both the continuing packaging operations and the discontinued plastics division) for the three years ended December 31, 1996 are included separately in this Form 8-K/A.

The unaudited pro forma financial data is based on management's best estimate of the effects of the acquisition of Britton including an estimate of the allocation of the purchase price between the continuing and discontinued operations of Britton. Pro forma adjustments are based on currently available information; however, the actual purchase accounting adjustments will be based on more precise evaluations and estimates of fair values. It is possible that the actual adjustments could differ substantially from those presented in the unaudited pro forma financial statements.

The unaudited pro forma balance sheet as of December 31, 1997 and the unaudited pro forma statement of income for the year ended December 31, 1997 are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition of Britton been consummated as of the dates indicated, or that may be achieved in the future. The unaudited pro forma financial statements should be read in conjunction with the accompanying unaudited notes, the accompanying historical financial statements and notes thereto of Britton, and the audited consolidated financial statements of ACX Technologies, Inc. and its subsidiaries included in its Annual Report on Form 10-K for 1997.


                               ACX Technologies, Inc.
                       Unaudited Pro Forma Statement of Income
                        For the Year Ended December 31, 1997
             (In Thousands of U.S. Dollars, except per share amounts)

                                             Britton
                                        Historical--
                               ACX        Continuing     Pro Forma
                           Historical     Operations   Adjustments  Pro Forma
                           ----------   ------------   -----------  ---------
Net sales                    $731,085       $224,550                 $955,635

Costs and expenses:
  Cost of goods sold          552,474        194,124                  746,598
Marketing, general and
  administration and
  research and development    107,190         12,034     4,741 [a]    123,965
Asset impairment and
  restructuring charges        21,880                                  21,880
                            ---------       --------  --------       --------
Operating income               49,541         18,392    (4,741)        63,192

Other income (expense):
  Interest expense             (8,666)        (6,567)  (10,697)[a]    (25,930)
  Interest income               5,688             --    (1,100)[a]      4,588
  Miscellaneous, net             (447)          (449)                    (896)
                            ---------        -------  --------       --------
Income from continuing
  operations before
  income taxes                 46,116         11,376   (16,538)        40,954

Income tax expense             18,400          4,312    (4,313)[a]     18,399
                             --------        -------  --------       --------
Income from continuing
operations                    $27,716         $7,064  ($12,225)       $22,555
                             ========        =======  ========        =======
Income from continuing
  operations per basic
  share of common stock         $0.99                                   $0.80
                             ========                                 =======
Weighted average shares
  outstanding - basic          28,118                                  28,118
                             ========                                 =======
Income from continuing
  operations per diluted
  share of common stock         $0.96                                   $0.78
                             ========                                 =======
Weighted average shares
  outstanding - diluted        28,885                                  28,885
                             ========                                 =======

See Unaudited Notes to Pro Forma Financial Statements



                             ACX Technologies, Inc.
                       Unaudited Pro Forma Balance Sheet
                            As of December 31, 1997
                        (In Thousands of U.S. Dollars)

                                            Britton
                                       Historical--
                               ACX       Continuing     Pro Forma
                           Historical    Operations   Adjustments   Pro Forma
                           ----------  ------------   -----------   ---------
Cash                          $49,355       $14,560   $(25,660)[b]    $38,255
Accounts receivable, net       81,359        14,886                    96,245
Inventory                     113,792        29,943                   143,735
Other current assets           25,506         4,798                    30,304
                             --------      --------   --------       --------
  Total current assets        270,012        64,187    (25,660)       308,539

Property, plant, and
  equipment, net              249,624       121,353        610 [c]    371,587

Note receivable                56,549            --          --        56,549
Goodwill, net                  56,883        14,287    145,805 [c]    216,975
Other noncurrent assets        68,128            --    (28,900)[b]     39,228
                             --------      --------    -------       --------
Total assets                 $701,196      $199,827    $91,855       $992,878
                             ========      ========    =======       ========

Accounts payable              $43,300        $9,853                   $53,153
Accrued expenses and
  other liabilities            68,161        13,467     $5,422 [c]     87,050
                             --------      --------    -------        -------
  Total current liabilities   111,461        23,320      5,422        140,203

Long-term debt                100,000        92,675    152,536 [b]    345,211
Other noncurrent
  liabilities                  46,291        17,729                    64,020
                             --------      --------    -------       --------
  Total liabilities           257,752       133,724    157,958        549,434
                             --------      --------    -------       --------
Minority interest              12,913            --                    12,913

                             --------      --------    -------       --------
Shareholders' equity          430,531        66,103    (66,103)[c]    430,531
                             --------      --------    -------       --------
Total liabilities &
shareholders' equity         $701,196      $199,827    $91,855       $992,878
                             ========      ========    =======       ========

See Unaudited Notes to Pro Forma Financial Statements



                     ACX Technologies, Inc.
        Unaudited Notes to Pro Forma Financial Statements
                 (In Thousands of U.S. Dollars)


[a]    The following pro forma adjustments are reflected in the
  pro forma statement of income for the year ended December 31, 1997:

1.   Amortization of goodwill related to
     continuing operations recorded pursuant
     to purchase accounting (30 year life)          $(4,741)

2.   Increase in interest expense related to
     continuing operations due to new
     borrowings at applicable rates for purchase    (10,697)

3.   Decrease in interest income related to the
     assumed use of cash for the purchase of
     Britton                                         (1,100)

4.   Net tax effect of Pro Forma adjustments at
     the statutory rate                               4,313
                                                   --------
                                                   ($12,225)
                                                   ========

[b] The allocation of the estimated purchase price to continuing operations and discontinued operations for purposes of the pro forma financial statements is as follows:

    Continuing operations:
       Cash paid, net of cash acquired            $ 40,000
       New debt                                    152,536
       Assumed debt                                 92,675
                                                  --------
       Estimated purchase price allocated
           to continuing operations                285,211
       Estimated purchase price allocated to
           discontinued operations                 135,000
                                                  --------
       Total estimated purchase price for
           Britton Group plc                      $420,211
                                                  ========

  In the pro forma adjustments, the cash paid of $40,000 for Britton includes cash of $28,900 paid prior to December 31, 1997 for the acquisition of an approximate 10% interest in Britton and is net of cash acquired of $14,560. The $28,900 was recorded as an investment and is included in other noncurrent assets in the ACX historical balance sheet as of December 31, 1997.

[c]    The following pro forma adjustments relating to
  continuing operations are made to reflect (1) the allocation of the purchase price to the fair value of assets acquired pursuant to purchase accounting, (2) the recording of a deferred tax asset for the difference between book and tax basis of the net assets acquired, and (3) the elimination of Britton's shareholders' equity related to continuing operations as of December 31, 1997.

  Record plant, property, and equipment
     at estimated fair market value                 $    610
  Record acquisition related liabilities              (8,610)
  Record deferred tax asset                            3,188
  Record goodwill                                    145,805
  Elimination of Britton's shareholders' equity       66,103
  Assumption of debt                                  92,675
  Cash acquired                                      (14,560)
                                                    --------
     Total allocation of estimated purchase price
         to continuing operations                   $285,211
                                                    =======



BRITTON GROUP plc UNAUDITED FINANCIAL STATEMENTS
------------------------------------------------


UNAUDITED PROFIT AND LOSS ACCOUNTS
For the six months ended 30 June
(In Thousands of Pounds Sterling, Except Share Data)

                                                        1997            1996
                                        Notes
Turnover                                             109,487         110,045
Cost of sales                                        (89,090)        (88,573)
                                                     -------         -------
Gross profit                                          20,397          21,472

Distribution costs                                    (2,685)         (2,498)
Selling and administrative expenses                   (7,890)         (6,181)
                                                     -------         -------
Operating profit                                       9,822          12,793

Net interest payable                                  (1,878)         (1,729)
                                                     -------         -------
Profit before taxation                                 7,944          11,064
Taxation                                   6          (1,986)         (2,998)
                                                     -------         -------
Profit after taxation                                  5,958           8,066

Dividends                                  7          (2,087)         (1,906)
                                                     -------         -------
Retained profit for the period             3           3,871           6,160
                                                     =======         =======

Earnings per share                         5            4.24p           5.76p
                                                     =======         =======

Dividend per share, net                    7            1.45p           1.32p
                                                     =======         =======


UNAUDITED BALANCE SHEETS
30 June 1997
(In Thousands of Pounds Sterling)

                                                             1997       1997

Fixed assets:
 Tangible fixed assets                                               105,249

Current assets
 Stocks                                                    26,060
 Debtors                                                   26,728
 Cash at bank and in hand                                  22,886
                                                          -------
                                                           75,674

Creditors, amounts falling
due within one year:
 Bank loans and overdrafts                                (11,723)
 Creditors                                                (34,958)
 Finance lease obligations                                   (454)
 Dividends                                                 (2,051)
                                                          -------
                                                          (49,186)
                                                          -------

Net current assets                                                    26,488
                                                                     -------
Total assets less current liabilities                                131,737

Creditors, amounts falling due
after more than one year:
 Loans                                                               (55,666)
 Finance leases                                                         (355)
 Provisions for liabilities and charges                               (3,622)
                                                                     -------

TOTAL NET ASSETS                                                      72,094
                                                                     =======

Share capital and reserves:
 Called up share capital                                              14,219
 Other reserves                                            28,509
 Profit and loss account                                   29,366
                                                          -------
                                                                      57,875
                                                                     -------

SHAREHOLDERS' FUNDS                                                   72,094
                                                                     =======

Gearing                                                                62.9%

Gearing is calculated as total net indebtedness, including finance leases, as a percentage of period end shareholders' funds.


UNAUDITED CASH FLOW STATEMENTS
For the six months ended 30 June
(In Thousands of Pounds Sterlings)

                                             1997     1997     1996     1996
                                      Note

Cash inflow from operating activities  1            13,026            13,900

Costs of servicing finance less
returns on investments:
 Interest paid                             (2,349)               --
 Interest received                            487               302
 Finance leases, interest element             (44)               --
 Preference dividends paid                    (73)              (73)
                                           ------            ------
Net cash (outflow)/inflow from
servicing of finance less return
on investment                                       (1,979)              229

Taxation paid                                         (527)           (1,370)

Capital expenditure and
financial investment:
 Purchase of tangible fixed assets         (7,786)          (16,534)
 Sale of tangible fixed assets                213                --
                                           ------            ------

                                                    (7,573)          (16,534)
Acquisitions and disposals:
 Purchase of subsidiary undertakings           --            (7,573)
 Net cash acquired with subsidiaries           --             1,506
                                           ------            ------
                                                        --            (6,067)

Equity dividends paid                               (2,751)           (2,499)

Financing:
 Management of liquid resources; cash
 (placed on)/withdrawn from deposit          (633)            6,050
 Issue of ordinary share capital               --               110
 Capital element, finance leases             (379)             (304)
 Decrease in loans                           (352)               --
                                           ------            ------
Net cash (outflow)/inflow from
financing                                           (1,364)            5,856
                                                    ------            ------

Decrease in cash in the period         2            (1,168)           (6,485)
                                                    ======            ======



NOTES TO THE ACCOUNTS
For the six months ended 30 June
(In Thousands of Pounds Sterlings, Except Share Data)


1. OPERATING CASH FLOW
                                                        1997            1996

Operating profit                                       9,822          12,793
Depreciation                                           4,612           3,376
Decrease in stocks                                     1,641           3,420
Decrease in debtors                                    1,014             413
Decrease in creditors                                 (4,348)         (6,094)
Profit on disposal of fixed assets                      (101)             --
Foreign exchange movement                                386              (8)
                                                      ------          ------
Net cash inflow from operating activities             13,026          13,900
                                                      ======          ======


2. RECONCILIATION OF NET CASH FLOW TO MOVEMENT
   IN NET DEBT
                                                        1997            1996

Decrease in cash in the period                        (1,168)         (6,485)
Cash outflow from change in debt and lease
 financing                                               731             304
Cash outflow/(inflow) from increase/(decrease)
 in liquid resources                                     633          (6,050)
                                                      ------          ------
Change in net debt resulting from cash flows             196         (12,231)
Loan notes issued and loans acquired with
 subsidiaries                                             --          (5,275)
Translation differences                                 (978)            167
                                                      ------          ------
Movement in net debt in the period                      (782)        (17,339)
Net debt at start of period                          (44,530)        (28,587)
                                                      ------          ------
Net debt at end of period                            (45,312)        (45,926)
                                                      ======          ======


3. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS'
   FUNDS
                                                                        1997

Retained profit for the period                                         3,871
Foreign exchange gain                                                    826
                                                                      ------
Net increase to shareholders' funds                                    4,697
Opening shareholders' funds                                           67,397
                                                                      ------
Closing shareholders' funds                                           72,094
                                                                      ======


4. SHARE CAPITAL

As at 30 June 1997, there were in issue 138,961,144 ordinary shares and 3,229,673 cumulative convertible preference shares.


5. EARNINGS PER SHARE

The earnings per share for the period has been calculated on the basis of a post tax profit, after preference share dividends, of pounds sterling 5,885,000 (1996: pounds sterling 7,993,000) and a weighted average number of ordinary shares in issue of 138,961,144 (1996:138,830,605). Fully diluted earnings per share is not materially different.


6. TAXATION

The estimated tax charge for the period of 25 per cent. (1996: 27 per cent.) remains lower than the standard rate of 31 per cent. (1996: 33 per cent.) due to the availability of accelerated capital allowances arising as a result of capital expenditure programmes.


7. DIVIDENDS

The interim dividend of 1.45p (1996: 1.32p) per share was paid on 25 November 1997 to all ordinary shareholders on the register as at 10 October 1997. Preference dividends are paid semi-annually on 1 April and 1 October.


8. SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP

The unaudited interim financial statements are prepared in accordance with UK GAAP, which differ in certain significant respects from US GAAP. The approximate effect of the differences on net income and shareholders' equity, which are described in note 26 of the full year financial statements, is shown in the following tables. While this is not a comprehensive summary of all differences between UK GAAP and US GAAP, other differences are considered unlikely to have a significant effect on the combined net income and shareholders' equity of Britton Group plc.

Approximate effects on net income of differences between UK GAAP and US GAAP:

                                                          Six months ended
                                                               June 30
                                                        1997            1996

Net income under UK GAAP                               5,958           8,066

US GAAP adjustments:
 Amortisation of goodwill                             (2,269)         (2,173)
 Plant start-up costs                                    162          (1,898)
 Compensation expense                                     --            (224)
 Deferred taxation                                    (1,110)           (786)
                                                       -----           -----
 Net income under US GAAP                              2,741           2,985
                                                       =====           =====


Approximate effects on shareholders' equity of differences between UK GAAP and US GAAP:
                                                                     30 June
                                                                        1997

Shareholders' equity under UK GAAP                                    72,094

US GAAP adjustments:
 Goodwill                                                            123,851
 Plant start-up costs                                                 (2,193)
 Compensation expense                                                 (7,861)
 Deferred taxation
                                                                     -------
Shareholders' equity under US GAAP                                   185,891
                                                                     =======


Cash Flow Information

Cash flows under UK GAAP differ in certain presentational respects from the format required under SFAS 95. Under UK GAAP, cash paid or received for interest and income taxes are presented separately from operating activities and dividends paid are presented separately from financing activities.

Under SFAS 95:
- cash flows from operating activities are based on net income, which includes interest and income taxes.
- dividends paid are included within financing activities.
- acquisitions and disposals and capital expenditure are included within investing activities.

In addition, cash flow statements under UK GAAP are based on a narrower definition of cash than under US GAAP which inlcudes cash equivalents, being short term investments with original maturities of three months or less.

Under US GAAP, the following amounts would be reported:
                                                          Six months ended
                                                               June 30
                                                          1997          1996

Net cash provided by operating activities               10,593        12,832
                                                        ------        ------

Net cash used in investing activities                   (7,573)      (22,601)
                                                        ------        ------

Net cash (used)/provided by financing activities        (4,188)        3,284
                                                        ------        ------

Net (decrease)/increase in cash and cash equivalents    (1,168)       (6,485)
                                                        ======        ======



BRITTON GROUP plc AUDITED FINANCIAL STATEMENTS
----------------------------------------------


INDEPENDENT AUDITOR'S REPORT TO THE DIRECTORS AND SHAREHOLDER
OF BRITTON GROUP plc


We have audited the accompanying consolidated balance sheets of Britton Group plc and subsidiaries as of December 31, 1996 and 1995 and the related consolidated profit and loss accounts, consolidated statements of total recognised gains and losses and consolidated cash flows for the years ended December 31, 1996, 1995 and 1994, all expressed in pounds sterling. The financial statements are the responsibility of the management of Britton Group plc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Britton Group plc and subsidiaries as of December 31, 1996 and 1995 and the results of their operations and their cash flows for the years ended December 31, 1996, 1995 and 1994 in conformity with accounting principles generally accepted in the United Kingdom (which differ in certain significant respects from generally accepted accounting principles in the United States of America) (see note 26) on the basis set out in the Accounting Policies section.


DELOITTE & TOUCHE
Chartered Accountants
London, England
March 27, 1998




CONSOLIDATED PROFIT AND LOSS ACCOUNTS
For the years ended 31 December
(In Thousands of Pounds Sterling, Except Share Data)


                                                       1996     1995     1994
                                        Notes

Turnover:
 Continuing operations                     1        205,579  203,753   50,142
 Acquisitions                                        16,122       --   71,225
                                                    -------  -------  -------
Total                                               221,701  203,753  121,367
                                                    -------  -------  -------

Cost of sales                                      (175,623)(164,224) (89,872)
Exceptional restructuring costs            4         (1,188)      --       --
                                                    -------  -------  -------
Gross profit                                         44,890   39,529   31,495

Distribution costs                                   (5,698)  (4,683)  (3,477)
Selling and administrative costs                    (15,198) (12,591) (14,926)
                                                    -------  -------  -------
Operating profit before exceptional items
Continuing operations                                23,873   22,255    6,267
Acquisitions                                            121       --    6,825
                                                    -------  -------  -------
Total                                      2         23,994   22,255   13,092
Exceptional items                          4             --   (1,167)  (1,285)
                                                    -------  -------  -------
                                                     23,994   21,088   11,807
Net interest payable and other charges     5         (3,572)  (1,763)  (1,132)
                                                    -------  -------  -------
Profit on ordinary activities
before taxation                            1         20,422   19,325   10,675
Taxation                                   6         (5,559)  (5,132)  (3,262)
                                                    -------  -------  -------
Profit on ordinary activities
after taxation                                       14,863   14,193    7,413
Dividends                                  7         (4,731)  (4,303)  (2,655)
                                                    -------  -------  -------
Retained profit for the financial year               10,132    9,890    4,758
                                                    =======  =======  =======
Earnings per ordinary share,
before exceptional items                   8          11.45p   11.02p    8.74p

Earnings per ordinary share,
after exceptional items                    8          10.60p   10.18p    7.44p
                                                    =======  =======   ======
Dividends per share, net                   7           3.30p    3.00p    2.50p
                                                    =======  =======   ======


Consolidated statements of total
recognised gains and losses for
the years ended 31 December
                                                       1996     1995     1994

Profit on ordinary activities after taxation         14,863   14,193    7,413
Foreign exchange translation differences
on net investment in overseas subsidiaries           (3,548)     300     (308)
                                                     ------   ------    -----
Total recognised gains and losses for the year       11,315   14,493    7,105
                                                     ======   ======    =====



CONSOLIDATED BALANCE SHEETS
31 December
(In Thousands of Pounds Sterling)

                                                          1996           1995
                                        Notes

Fixed assets:
 Tangible fixed assets                     9           102,669         88,807
                                                       -------        -------
Current assets:
 Stocks                                   11            27,701         26,432
 Debtors                                  12            30,737         26,971
 Cash at bank and in hand                               18,074         40,995
                                                       -------        -------
                                                        76,512         94,398
                                                       -------        -------
Creditors, amounts falling due
within one year:
 Creditors                                13           (42,755)       (37,957)
 Bank loans and overdrafts                              (5,982)        (8,018)
 Finance lease obligations                                (830)          (762)
 Dividends                                 7            (2,789)        (2,532)
                                                       -------        -------
                                                       (52,356)       (49,269)
                                                       -------        -------

Net current assets                                      24,156         45,129
                                                       -------        -------

Total assets less current liabilities                  126,825        133,936
                                                       -------        -------
Creditors, amount falling due
after more than one year
 Loans                                    14           (55,434)       (59,754)
 Finance lease obligations                14              (358)        (1,048)
                                                       -------        -------
                                                       (55,792)       (60,802)

Provisions for liabilities and charges    15            (3,636)        (1,042)
                                                       -------        -------

TOTAL NET ASSETS                                        67,397         72,092
                                                       =======        =======

Share capital and reserves:
 Called up share capital                  16            14,219         14,186
 Other reserves                           17            28,509         39,821
 Profit and loss account                  17            24,669         18,085
                                                       -------        -------
SHAREHOLDERS' FUNDS                       18            67,397         72,092
                                                       =======        =======

Shareholders' funds are attributable to:
 Equity shareholders' funds                             64,167         68,845
 Non-equity shareholders' funds                          3,230          3,247
                                                       -------        -------
                                                        67,397         72,092
                                                       =======        =======



CONSOLIDATED CASH FLOW STATEMENTS
For the years ended 31 December
(In Thousands of Pounds Sterling)


                                                       1996     1995     1994
                                        Notes

Cash inflow from operating activities     19         32,691   21,361   12,316

Returns on investments and servicing
of finance:
 Interest received                                    1,402    2,420      994
 Interest paid                                       (4,820)  (3,967)  (1,855)
 Preference dividend paid                              (146)    (146)     (74)
 Interest element of finance lease
 payments                                              (154)    (216)    (271)
                                                     ------   ------   ------
Net cash outflow from servicing of
finance less returns on investments                  (3,718)  (1,909)  (1,206)
                                                     ------   ------   ------

Taxation                                             (2,606)  (4,562)  (3,553)

Capital expenditure and financial
investment:
 Purchase of tangible fixed assets                  (27,724) (22,862)  (6,259)
 Sale of tangible fixed assets                          191      837      457
                                                     ------   ------   ------
Net cash outflow from capital expenditure
and financial investment                            (27,533) (22,025)  (5,802)

Acquisitions and disposals:
 Purchase of subsidiary undertakings                (10,705)      --   (8,131)
 Net cash acquired with subsidiaries                  1,385       --    4,722
 Finalisation of TACO deferred
 consideration                                           --       --    1,174
 Sale of subsidiary undertaking                          --    1,250       --
                                                     ------   ------   ------
Net cash (deficit)/surplus from
 acquisitions and disposals                          (9,320)   1,250   (2,235)

Equity dividend paid                                 (4,328)  (3,729)    (939)

Financing:
 Management of liquid resources:
 Cash withdrawn from/(placed on)
 term deposit                                        12,334  (15,000)      --
 Issue of ordinary share capital                        237      218   25,694
 Cost of debt restructuring                             --    (1,555)      --
 Capital element, finance leases                       (622)    (765)    (402)
 (Decrease)/increase in loans                        (1,508)  21,241     (710)
                                                     ------   ------   ------
Net cash inflow from financing                       10,441    4,139   24,582
                                                     ------   ------   ------
(Decrease)/increase in cash in the year   20         (4,373)  (5,475)  23,163
                                                     ======   ======   ======



ACCOUNTING POLICIES
For the years ended 31 December


The accounts have been prepared in accordance with applicable accounting standards, the particular accounting policies are described below:

Accounting convention

The accounts have been prepared under the historical cost convention modified by the revaluation of certain fixed assets and the translation of foreign currencies.

Basis of consolidation and accounting for acquisition

The consolidated accounts incorporate audited accounts of the Britton Group plc and its subsidiaries.

The results of companies and businesses acquired during the year are dealt with in the consolidated accounts from the date of acquisition. On acquisition, the purchase consideration and the estimated costs of integrating the businesses are allocated over the assessed fair values of net assets required. Adjustments are also made to bring the accounting policies of businesses acquired into alignment with those of the Group.

The amounts attributed to goodwill are written off against reserves.

Turnover

Turnover represents amounts invoiced in respect of goods and services sold, net of VAT and intra group transactions.

Stocks and work in progress

Stocks and work in progress are valued at the lower of cost and the estimated amount realisable from disposal in the normal course of business.

The valuation of finished goods is at the lower of cost and net realisable value. Cost is defined as all direct expenses plus attributable overheads.

Depreciation

Fixed assets are depreciated on the following bases:

Freehold land is not depreciated. Freehold buildings and long leasehold land and buildings are depreciated over 50-100 years. Short leasehold land and buildings are depreciated over the period of the lease. Depreciation on other fixed assets is calculated to write off their cost on a straight line basis over their expected useful lives, namely:

Plant and equipment             - 10 to 15 years
Other equipment                 - 3 to 5 years

Investments

Investments held as fixed assets are stated at cost less provision for permanent diminution of value. Those held as current assets are stated at the lower of cost and net realisable value.

Deferred taxation

Deferred taxation is provided at the anticipated tax rates on timing differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements, to the extent that it is probable that a liability or asset will crystallise in the foreseeable future.

No provision is made for tax which would arise if the overseas subsidiary distributed the balance of its retained earning, as no such repatriations are expected in the foreseeable future.

Foreign exchange

The financial statements of the foreign subsidiary are translated into sterling using the net investment method. The profit and loss account is translated using the average rates ruling during the year. The balance sheet is translated at the rate of exchange at the year end and the difference arising from the translation of the operating net investment in the subsidiary at the closing rate is taken to reserves.

The foreign currency assets and liabilities of UK companies are translated into sterling at the rate of exchange ruling at the year end. Translation differences relating to the investment in subsidiaries are taken to reserves. Translation differences on other assets and liabilities with those gains or losses on trading transactions are taken to the profit and loss account as incurred.

Leased assets

Fixed assets held under finance leases are capitalised and depreciated over their expected useful lives. Finance charges are amortised over each lease to give a constant rate of charge on the remaining balance of the obligation.

The costs of operating leases are charged to the profit and loss account as they accrue.

Pension costs

The expected costs of defined benefit pension schemes is charged to the profit and loss account so as to spread the cost of pensions over the service lives of employees in the schemes.

The costs of defined contribution schemes are charged directly to the profit and loss account as incurred.



NOTES TO THE ACCOUNTS
Years ended 31 December
(In Thousands of Pounds Sterling, Except Share Data)


1. SEGMENTAL ANALYSIS
                                                       1996     1995     1994
Turnover by destination:
UK                                                   66,235   60,044   45,602
Europe                                               15,019   13,254   10,792
USA                                                 140,120  129,940   63,857
Other                                                   327      515    1,116
                                                    -------  -------  -------
                                                    221,701  203,753  121,367
                                                    =======  =======  =======

Turnover is derived from the supply of folded cartons in the USA and the extrusion, conversion and printing of polythene in the UK and Europe.

                                   Turnover               Profit before tax
                            1996     1995     1994     1996     1995     1994

Analysis by origin:
UK packaging              81,608    73,813  57,510    8,710    7,148    6,527
US packaging             140,093   129,940  63,857   12,900   13,344    5,433
                         -------   ------- -------   ------   ------   ------
                         221,701   203,753 121,367   21,610   20,492   11,960
Exceptional items             --        --      --   (1,188)  (1,167)  (1,285)
                         -------   ------- -------   ------   ------   ------
                         221,701   203,753 121,367   20,422   19,325   10,675
                         =======   ======= =======   ======   ======   ======


2. OPERATING PROFIT
                                                       1996     1995     1994

Operaing profit is stated after charging:
 Depreciation of wholly owned tangible fixed assets 7,133 5,439 3,262 Depreciation of fixed assets held
  under hire purchase agreements                        456      429      432
 Loss on disposal of fixed assets                       360        4       --
 Loss on foreign exchange                               211      103       26
 Hire of equipment - operating leases                   438      380      343
 Provision for funding costs of long
  term incentive plan                                    --       --      400
                                                      =====    =====    =====


3. EMPLOYMENT COSTS

Total Group employment costs, including directors, were:

                                                       1996     1995     1994

Wages and salaries                                   37,726   31,447   21,199
Social security costs                                 2,997    2,519    1,731
Other pension costs                                     920      874      461
                                                     ------   ------   ------
                                                     41,643   34,840   23,391
                                                     ======   ======   ======

The average weekly number of persons employed by the Group, including directors, was as follows:


                                                       1996     1995     1994

Production                                            1,585    1,328      802
Administration                                          280      217      176
                                                      -----    -----      ---
                                                      1,865    1,545      978
                                                      =====    =====      ===


Directors' emoluments
                                   Total                     Pensions
                           1996     1995     1994      1996     1995     1994

Executive
R G W Williams              195      235      164        25       22       25
S D Beart                   197      233      161        25       22       25
J R Hutton                  262      451      264        27       27       15
C A Smith                   197      157       --        11        8       --

Non-executive
E W Dawnay                   30        2       --        --       --       --
D H O'Shaughnessy            16       15       13        --       --       --
                            ---    -----      ---       ---      ---      ---
                            897    1,093      602        88       79       65
                            ===    =====      ===       ===      ===      ===


Directors' share options

                         As at    Granted                 Granted
                    1.1.94 and     during        As at     during       As at
                        1.1.95       1995     31.12.95       1996    31.12.96

R G W Williams       1,228,098         --    1,228,098     50,000   1,278,098
S D Beart            1,228,098         --    1,228,098     50,000   1,278,098
J R Hutton             350,000         --      350,000         --     350,000
C A Smith                   --    290,000      290,000     50,000     340,000



                                Exercise      Exercise
                                   dates     prices(p)

R G W Williams                 1997-2004    86.2-163.4
S D Beart                      1997-2004    86.2-163.4
J R Hutton                     1997-2004   163.4
C A Smith                      1998-2005   138.0-151.0

The non executive directors do not hold options. The market price of the Group's ordinary shares at 31 December 1996 was 147p.


4. EXCEPTIONAL ITEMS
                                                       1996     1995     1994

Restructuring costs of acquired
 subsidiaries                                        (1,188)      --       --
Group profit on disposal of former
 subsidiary, net of disposal costs                       --      388       --
Fees and prepayment penalties relating
 to group debt restructuring                             --   (1,555)      --
Amount written off investment                            --       --   (1,285)
                                                      -----    -----    -----
Net exceptional items                                (1,188)  (1,167)  (1,285)
                                                      =====    =====    =====


5. NET INTEREST PAYABLE AND OTHER CHARGES
                                                       1996     1995     1994

Bank overdraft and loans repayable
 within five years                                    2,730    3,967      265
Term loans repayable after five years                 2,090       --    1,590
Hire purchase and lease finance                         154      216      271
                                                      -----    -----    -----
                                                      4,974    4,183    2,126
Interest receivable                                  (1,402)  (2,420)    (994)
                                                      -----    -----    -----
Net interest payable and other charges                3,572    1,763    1,132
                                                      =====    =====    =====


6. TAXATION
                                                       1996     1995     1994

UK corporation tax payable at 33%                     2,308    2,126    1,439
ACT written back                                        --        (8)      --
UK deferred tax                                       2,531      234      370
Overseas tax                                            805    3,628    1,710
Double tax relief                                        --     (646)      --
Prior year adjustment                                   (85)    (202)    (257)
                                                      -----    -----    -----
                                                      5,559    5,132    3,262
                                                      =====    =====    =====

7. DIVIDENDS
                           1996     1995     1994      1996     1995     1994

Ordinary shares
10p - Equity:
 Interim, paid November    1.32p     1.2p     1.0p    1,833    1,662      514
 Final, proposed,
 payable May               1.98p     1.8p     1.5p    2,752    2,495    2,067
                           ----      ---      ---     -----    -----    -----
                           3.30p     3.0p     2.5p    4,585    4,157    2,581
                           ====      ===      ===     =====    =====    =====


                                                       1996     1995     1994
4.5% cumulative convertible preference
 shares - Non-equity                                    146      146       74
                                                        ===      ===      ===


8. EARNINGS PER SHARE AND FULLY DILUTED EARNINGS PER SHARE

The calculations of undiluted earnings per share are based on i) the profit on ordinary activities after taxation and preference share dividends but before exceptional items of pounds sterling 15,905,000 (1995: pounds sterling 15,214,000; 1994: pounds sterling 8,624,000) and ii) a profit on ordinary activities after taxation, preference share dividends and exceptional items of pounds sterling 14,717,000 (1995: pounds sterling 14,047,000; 1994:
pounds sterling 7,339,000). The weighted average number of ordinary shares in issue during the year was 138,857,828 (1995: 138,011,173; 1994: 98,697,650)

The difference between earnings per share and fully diluted earnings per share is not material for the purposes of calculating earnings per share.

The calculation of fully diluted earnings per share is based on the profit on ordinary activities after taxation and before preference share dividend and after adding the interest income net, of full rate corporation tax, which would have arisen had all the outstanding ordinary share options granted under the Company's schemes been exercised on the first day of the financial year, or at the date granted if later, and the proceeds invested in 2% consolidated stock.

The amount so derived has been divided over the fully diluted, weighted average number of ordinary shares in issue during the year, adjusted for the issue of shares under the option schemes.

The earnings per share amounts for prior years have been adjusted to take account of subsequent rights issues.


9. TANGIBLE FIXED ASSETS

                              Freehold                        Plant
                              land and          Short           and
                             buildings     leaseholds     equipment     Total

Cost:
At 1 January 1995               23,533            197        74,797    98,527
Acquisitions                        --             --            --        --
Additions                        3,710             61        23,067    26,838
Disposals                         (300)           (21)         (946)   (1,267)
Exchange                           155             --           466       621
                                ------            ---       -------   -------
At 1 January 1996               27,098            237        97,384   124,719
                                ------            ---       -------   -------

Acquisitions                       202             50         7,285     7,537
Additions                        3,511             23        21,378    24,912
Disposals                           --             --        (4,471)   (4,471)
Exchange                        (1,674)            --        (5,998)   (7,672)
                                ------            ---       -------   -------
At 31 December 1996             29,137            310       115,578   145,025
                                ------            ---       -------   -------
Accumulated depreciation:
At 1 January 1995                  268             66        29,923    30,257
Charge for the year                259             27         5,582     5,868
Disposals                           --            (21)         (405)     (426)
Exchange                            42             --           171       213
                                ------            ---       -------   -------
At 1 January 1996                  569             72        35,271    35,912
                                ------            ---       -------   -------

Acquisitions                        42             50         5,283     5,375
Charge for the year                285             32         7,272     7,589
Disposals                           --             --        (3,920)   (3,920)
Exchange                          (454)            --        (2,146)   (2,600)
                                ------            ---       -------   -------
At 31 December 1996                442            154        41,760    42,356
                                ------            ---       -------   -------
Net book value:
At 31 December 1996             28,695            156        73,818   102,669
                                ======            ===       =======   =======

At 31 December 1995             26,529            165        62,113    88,807
                                ======            ===       =======   =======

Plant and equipment includes payments on account of pounds sterling 3,672,000 (1995: pounds sterling 14,802,000). The payments on account have not been depreciated in either year. The cost of freehold land which is not subject to depreciation is pounds sterling 2,659,000 (1995: pounds sterling 1,953,000).

Included in the Group's fixed assets are assets held under finance leases with a net book value of:
                                                               1996      1995

Plant and equipment                                           2,142     3,047
                                                              =====     =====


10. INVESTMENT IN SUBSIDIARIES

The principal subsidiaries of Britton Group plc as at 31 December 1996, which are all wholly owned, are shown below. All of the companies are incorporated in Great Britain, except for Universal Packaging Corporation which is incorporated and operates in the USA.

Name of company                                                      Activity

Universal Packaging Corporation                                     Packaging
Britton Group Plastics Limited                                      Packaging
Britton TACO Limited (formerly TACO Holdings Limited)               Packaging
Britton Gelplas Limited (formerly Gelplas Industrial Limited)       Packaging
Britton Security Packaging Limited (formerly
 NMC Security Products Limited)                                     Packaging
Britton Precision Limited (formerly Precision Packaging Limited)    Packaging
Britton Polyian Limited (formerly Polyian Limited)                  Packaging
Britton Decoflex Limited (formerly Decoflex Limited)                Packaging
Britton Polymon Limited (formerly Polymon FilmsLimited)             Packaging
Britton Packbourne Limited (formerly Packbourne Limited)            Packaging

During 1996 the Group made six acquisitions within the Plastics Division, being the businesses of Polylope and Transrap and the following limited companies: Packbourne; Polyian; Polymon and Decoflex. These acquisitions have been accounted for under the acquisition method. No acquisitions were made in 1995. Details of the assets acquired and the related consideration are set out below:
                                                                         Fair
                                                                        value
                                           Book                        to the
                                          value     Adjustments         Group

Assets:
Tangible fixed assets                     2,999            (837)        2,162
Current assets:
 Stock                                    1,696             (61)        1,635
 Debtors                                  3,522             (44)        3,478
 Cash at bank and in hand                 1,510              --         1,510
                                          -----           -----        ------
                                          9,727            (942)        8,785
Liabilities:
 Creditors                               (3,971)           (115)       (4,086)
 Bank overdrafts                           (125)             --          (125)
 Bank loans                              (1,608)             --        (1,608)
 Deferred taxation                         (110)             --          (110)
                                          -----           -----        ------
Net assets acquired                       3,913          (1,057)        2,856

Goodwill                                                               11,516
                                                                       ------
Cost of acquisitions                                                   14,372
                                                                       ======
Satisfied by:
 Cash                                                                  10,705
 Deferred consideration                                                 3,667
                                                                       ------
                                                                       14,372
                                                                       ======

The above acquisitions contributed pounds sterling 1,668,000 to the Group's net operating cash flows, paid pounds sterling 161,000 in respect of taxation and utilised pounds sterling 512,000 in respect of investing activities. The acquisitions made a profit of pounds sterling 544,000 before tax from 1 January 1996 to the dates of acquisition and a profit before tax of pounds sterling 1,301,000 in the previous financial year.

Goodwill arising from acquisitions written off to reserves as at 31 December 1996 totals pounds sterling 136.1 million.

The principal fair value accounting adjustments for 1996 are to recognise the fair value of net assets at acquisition.


11. STOCKS
                                                               1996      1995

Raw materials and consumables                                13,622    13,449
Work in progress                                              5,053     7,303
Finished goods and goods for resale                           9,026     5,680
                                                             ------    ------
                                                             27,701    26,432
                                                             ======    ======

The estimated replacement cost of stock does not exceed the balance sheet value by a material amount.


12. DEBTORS
                                                               1996      1995

Trade debtors                                                25,379    23,336
Other debtors and prepayments                                 2,363     1,457
Corporation tax recoverable                                   1,172       559
ACT recoverable                                                 697       633
Overseas tax recoverable                                      1,126       986
                                                             ------    ------
                                                             30,737    26,971
                                                             ======    ======

ACT recoverable is due after more than one year.


13. CREDITORS, AMOUNTS FALLING DUE WITHIN ONE YEAR
                                                               1996      1995

Loan notes                                                       --       100
Trade creditors                                              19,400    20,193
Taxation and social security                                    834       619
Corporation tax                                               2,899     1,352
Accruals and deferred income                                 15,250    11,062
Overseas tax payable                                          3,196     3,563
ACT payable                                                   1,176     1,068
                                                             ------    ------
                                                             42,755    37,957
                                                             ======    ======


14. CREDITORS, AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
                                                               1996      1995

Loans                                                        55,434    59,754
Finance lease obligations                                       358     1,048
                                                             ------    ------
                                                             55,792    60,802
                                                             ======    ======

Amounts included in creditors relating to borrowings are:
                                                               1996      1995

Bank loan                                                    58,200    60,004
Finance lease obligations                                     1,188     1,810
                                                             ------    ------
                                                             59,388    61,814
Less: amounts falling due within one year                    (3,596)   (1,012)
                                                             ------    ------
Amounts falling due after more than one year                 55,792    60,802
                                                             ======    ======

Borrowings repayment schedule
                                                               1996      1995
Loans:
Within one year or on demand                                  2,766       250
Between one and two years                                     1,000        --
Between two and five years                                   24,338    16,427
After more than five years                                   30,096    43,327
                                                             ------    ------
                                                             58,200    60,004
Finance lease obligations:
Within one year                                                 830       762
Between one and two years                                       279       787
Between two and five years                                       79       261
                                                             ------    ------
                                                             59,388    61,814
                                                             ======    ======

The principal element of the Group's borrowings relates to a private placement of US$92.5 million fixed rate loan notes carrying an average coupon of 7.13 per cent. The loan notes are unsecured and are redeemable in varying amounts commencing in January 1999 with final repayment in January 2006. The Group also had available an unutilised US$25 million revolving loan facility as at 31 December 1996 available for draw down at 0.75 per cent. under US prime rate or 1.25 per cent. over LIBOR.

In the UK, the Group had an undrawn, unsecured overdraft facility of pounds sterling 10 million as at 31 December 1996 with options to borrow via a range of short dated instruments at margins varying between 0.675 per cent. and 1 per cent. over LIBOR.


15. PROVISION FOR LIABILITIES AND CHARGES
                                                               1996      1995

Deferred taxation                                             3,636     1,042
                                                              =====     =====

Deferred tax movement in the year:
Opening balance                                               1,042       808
Acquired during the year                                        110        --
Movement in the year                                          2,484       234
                                                              -----     -----
Closing balance                                               3,636     1,042
                                                              =====     =====

The amount of deferred tax provided in the financial statements is:

                                                               1996      1995

Capital allowances in excess of depreciation                  2,873     1,042
Other short term timing differences                             763        --
                                                              -----     -----
                                                              3,636     1,042
                                                              =====     =====

The potential amount of unprovided deferred tax is as follows:

                                                               1996      1995

Capital allowances in excess of depreciation                  9,711     9,246
Losses                                                         (679)      (31)
Other short term timing differences                          (2,281)   (2,538)
                                                              -----     -----
Amount unprovided                                             6,751     6,677
                                                              =====     =====


16. CALLED UP SHARE CAPITAL

                                    Authorised                   Issued
                                             Nominal                  Nomimal
                                     No.       value           No.      value
Ordinary shares of 10p:
As at 1 January 1995         180,000,000      18,000   137,822,823     13,782
Exercise of share options             --          --       154,163         15
Deferred consideration                --          --       632,763         64
                             -----------      ------   -----------     ------
As at 1 January 1996         180,000,000      18,000   138,609,749     13,861
Exercise of share options             --          --       342,207         34
Converted from preference
 shares                               --          --         9,188          1
                             -----------      ------   -----------     ------
As at 31 December 1996       180,000,000      18,000   138,961,144     13,896
                             ===========      ======   ===========     ======

                                                                      Nominal
                                                              No.       value
4.5% Cumulative convertible preference shares:
As at 1 January 1995 and 1 January 1996                 3,246,673         325
Converted to ordinary shares                              (17,000)         (2)
                                                        ---------         ---
As at 31 December 1996                                  3,229,673         323
                                                        =========         ===

The Company has in issue 3,229,673 (1995 - 3,246,673) cumulative convertible preference shares ("CCPS") which are convertible into ordinary shares at the rate of 54.05 ordinary Britton Group shares for every 100 CCPS held. Conversion rights are exercisable on 1 July 1996 to 2005 inclusive. The CCPS are not redeemable and are subject to mandatory conversion on 2 October 2005. The CCPS pay a total dividend of 4.5p net per share, payable in two equal instalments on 1 April and 1 October annually. The CCPS have no voting rights except in the event of the winding up of the Company. In the event of a liquidation, holders of CCPS would receive pound sterling 1 for every share held and accruals of dividends where relevant. The authorised number of CCPS is 18,500,000.

                                                            Nominal   Nominal
                                                              value     value
                                                               1996      1995

Ordinary shares                                              13,896    13,861
CCPS                                                            323       325
                                                             ------    ------
Total nominal value                                          14,219    14,186
                                                             ======    ======


17. RESERVES
                         Profit     Special       Share      Merger
                       and loss     reserve     premium     reserve     Total

As at 1 January 1995      7,895       4,410      23,981      11,291    47,577
Share premium arising
 upon new share issues       --          --         139          --       139
Foreign exchange
 movement                   300          --          --          --       300
Profit for the year       9,890          --          --          --     9,890
                         ------       -----      ------      ------    ------
As at 1 January 1996     18,085       4,410      24,120      11,291    57,906

Share premium arising
 upon new share issues       --          --         204          --       204
Goodwill arising on
 acquisitions                --          --          --     (11,516)  (11,516)
Foreign exchange
 movement                (3,548)         --          --          --    (3,548)
Profit for the year      10,132          --          --          --    10,132
                         ------       -----      ------      ------    ------
As at 31 December 1996   24,669       4,410      24,324        (225)   53,178
                         ======       =====      ======      ======    ======


18. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
                                                                1996     1995

Profit for the financial year                                 10,132    9,890
New share capital issued                                          33       79
Share premium on new shares issued                               204      139
Foreign exchange (loss)/gain                                  (3,548)     300
Goodwill written off                                         (11,516)      --
                                                              ------   ------
Net (reduction in)/addition to shareholders' funds            (4,695)  10,408
Opening shareholders' funds                                   72,092   61,684
                                                              ------   ------
Closing shareholders' funds                                   67,397   72,092
                                                              ======   ======


19. RECONCILIATION OF OPERATING PROFIT TO NET CASH
    FLOW FROM OPERATING ACTIVITIES

                                                       1996     1995     1994

Operating profit                                     23,994   22,255   13,092
Depreciation                                          7,589    5,868    3,694
Decrease/(increase) in stocks                           366   (2,027)  (6,380)
Decrease/(increase) in debtors                          529   (1,039)  (2,403)
Increase/(decrease) in creditors                      2,078   (3,518)   4,669
Loss/(profit) on sale of fixed assets                   360        4     (260)
Foreign exchange movement                            (2,225)    (182)     (96)
                                                     ------   ------   ------
Net cash inflow from operating activities            32,691   21,361   12,316
                                                     ======   ======   ======


20. RECONCILIATION OF NET CASH FLOW TO MOVEMENT
    IN NET DEBT
                                                       1996     1995     1994

(Decrease)/increase in cash in the year              (4,373)  (5,475)  23,163
Cash outflow/(inflow) from change
 in debt and lease financing                          2,130  (20,576)   1,112
Cash (inflow)/outflow from decrease/increase
 in liquid resources                                (12,334)  15,000       --
                                                     ------   ------   ------
Changes in net debt resulting from cash flows       (14,577) (11,051)  24,275
Loan notes issued and loans
 acquired with subsidiaries                          (5,275)      --  (38,961)
Translation differences                               3,909       74       --
                                                     ------   ------   ------
Movement in net debt in the year                    (15,943) (10,977) (14,686)
Net debt at 1 January                               (28,587) (17,610)  (2,924)
                                                     ------   ------   ------
Net debt at 31 December                             (44,530) (28,587) (17,610)
                                                     ======   ======   ======


21.  ANALYSIS OF NET DEBT
                                                       1996     1995     1994

Cash at bank and in hand                             15,408   25,995   28,202
Overdrafts                                           (3,216)  (8,018)  (4,674)
                                                     ------   ------   ------
                                                     12,192   17,977   23,528

Term deposits                                         2,666   15,000       --

Bank loans                                          (54,434) (59,754) (38,563)
Loan notes                                           (3,766)      --       --
Finance leases                                       (1,188)  (1,810)  (2,575)
                                                     ------   ------   ------
Balance at 31 December                              (44,530) (28,587) (17,610)
                                                     ======   ======   ======


22. OPERATING LEASE COMMITMENTS

As at 31 December 1996 and 1995 the Group was committed to making the following payments in the next financial year:

                                          1996                    1995
                                   Land and                Land and
                                  buildings     Other     buildings     Other
Leases which expire:
 Within one year                         16        64            --       106
 Within two to five years                69       181            80       119
 After five years                       252         1           140         6
                                        ---       ---           ---       ---
                                        337       246           220       231
                                        ===       ===           ===       ===


23. CAPITAL COMMITMENTS

Amounts not provided for in these financial statements:

                                                                1996     1995

Contracted                                                     6,033   17,706
Authorised but not contracted                                  2,966    2,473
                                                               -----   ------
                                                               8,999   20,179
                                                               =====   ======


24. CONTINGENT LIABILITIES AND GUARANTEES

At the balance sheet date, the Group had amounts outstanding under guarantees given in the normal course of business totalling pounds sterling 60,000 (1995: pounds sterling 60,000).


25. PENSION

The Group operates a number of pension schemes throughout the UK and the US under which contributions are paid by Group companies and employees. The assets of these schemes are held separate from the finances of the Group in independently administered funds.

Contributions by the Group during the period were as follows:

                                                       1996     1995     1994

UK defined contribution schemes                         321      268      195
Foreign schemes                                         575      620      266
                                                        ---      ---      ---
Total                                                   896      888      461
                                                        ===      ===      ===

The pension costs relating to the defined benefit schemes in the US are assessed in accordance with the advice of qualified actuaries as a result of periodic valuations, using recognised methods of projected investment returns and earnings. The latest valuation took place in 1995 and assumed an investment return of 9.25% and salary growth of 3.5% and indicated no material surplus or deficiency.

An amount of pounds sterling 278,000 is included in creditors (1995: pounds sterling 259,000) at the year end.


26. SUMMARY OF DIFFERENCES BETWEEN UK AND US GAAP

The financial statements are prepared in accordance with UK GAAP, which differ in certain significant respects from US GAAP. These differences relate principally to the following items and the approximate effect of net income and shareholders' equity is shown in the following tables. While this is not a comprehensive summary of all differences between UK GAAP and US GAAP, other differences are considered unlikely to have a significant effect on the combined net income and shareholders' equity of Britton Group plc.

Goodwill

Under UK GAAP, goodwill arising on business combinations treated as acquisitions may be written off against retained earnings. Under US GAAP, goodwill arising on acquisitions made after October 31, 1970 is required to be amortised over the period of its estimated life, to a maximum of 40 years.
An estimated life of 30 years has been used for the purposes of the adjustment.

Plant start-up costs

Under UK GAAP, certain start-up costs for a capital project can be capitalised and amortised over the useful economic life of that capital project. Under US GAAP, these costs are required to be written off immediately to the income statement.

Ordinary dividends

Under UK GAAP, dividends are provided for in the year in respect of which they are proposed by the directors. Under US GAAP, such dividends would not be provided for until they are formally declared by the directors.

Long term incentive plan

Under UK GAAP, full provision for the difference between the cost of shares awarded under the Group's long term incentive plan and the amount which beneficiaries are required to pay for the shares was made retrospectively in the year ended 31 December 1997 following the publication of UITF 17. Under US GAAP, compensation expense is required to be recognised in the year in which the award of shares was earned.

Deferred taxation

Under UK GAAP, deferred taxation is provided at the anticpated tax rates on timing differences arising from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements, to the extent that it is probable that an asset or a liability will crystallise in the foreseeable future, in accordance with SSAP 15. Under US GAAP, deferred taxation is provided on all temporary differences under the liability method, subject to a valuation allowance where applicable in respect of deferred taxation assets, in accordance with SFAS 109, Accounting for Income Taxes.

Approximate effects on net income of differences between UK GAAP and US GAAP:

                                                       Year ended December 31
                                                       1996     1995     1994

Net income under UK GAAP                             14,863   14,193    7,413

US GAAP adjustments:
 Amortisation of goodwill                            (4,442)  (4,153)    (951)
 Plant start-up costs                                (2,355)      --       --
 Compensation expense                                  (224)    (431)      89
 Deferred taxation                                   (1,616)  (2,213)    (415)
                                                     ------   ------    -----
Net income under US GAAP                              6,226    7,396    6,136
                                                     ======   ======    =====

Under US GAAP, the exceptional amount written off investment of pounds sterling 1,285,000 in 1994 would be included in operating profit.

Under US GAAP, exceptional financing costs of pounds sterling 1,555,000 incurred in 1995 would be disclosed, on a net of tax basis, as an extraordinary item.

Approximate effects on shareholders' equity of differences between UK GAAP and US GAAP:
                                                               At December 31
                                                                1996     1995

Shareholders' equity under UK GAAP                            67,397   72,092

US GAAP adjustments:
 Goodwill                                                    126,120  119,046
 Plant start-up costs                                         (2,355)      --
 Ordinary dividends                                            2,752    2,495
 Compensation expense                                           (566)    (342)
 Deferred taxation                                            (6,751)  (6,677)
                                                             -------  -------
Shareholders' equity under US GAAP                           186,597  186,614
                                                             =======  =======

Cash Flow Information

Cash flows under UK GAAP differ in certain presentational respects from the format required under SFAS 95. Under UK GAAP, cash paid or received for interest and income taxes are presented separately from operating activities and dividends paid are presented separately from financing activities.

Under SFAS 95:
- cash flows from operating activities are based on net income, which includes interest and income taxes.
- dividends paid are included within financing activities.
- acquisitions and disposals and capital expenditure are included within investing activities.

In addition, cash flow statements under UK GAAP are based on a narrower definition of cash than under US GAAP which includes cash equivalents, being short term investments with original maturities of three months or less.

Under US GAAP, the following amounts would be reported:

                                                       Year ended December 31
                                                       1996     1995     1994

Net cash provided by operating activities            26,513   15,036    7,902
                                                     ------   ------    -----

Net cash used in investing activities               (36,853) (20,775)  (8,037)
                                                     ------   ------    -----

Net cash provided by financing activities            (6,367)  15,264   23,298
                                                     ------   ------   ------

Net (decrease)/increase in cash and
 cash equivalents                                   (16,707)   9,525   23,163
                                                     ======    =====   ======

Reconciliation of cash and cash equivalents:

Cash under UK GAAP                                   12,192   17,977   23,528
Short term investments with maturity
 within three months                                  2,666   15,000       --
                                                     ------   ------   ------
Cash and cash equivalents under US GAAP              14,858   32,977   23,528
                                                     ======   ======   ======




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ACX TECHNOLOGIES, INC.


Date:  March 27, 1998            By /s/ Beth A. Parish
                                 ------------------------------
                                 (Controller and Principal
                                  Accounting Officer)